Exhibit 4.1

SUBSCRIPTION AGREEMENT

Name of Investor: _______________________

Re: The3rdBevCo, Inc. ____________________________ Units (the “Units”)

Gentlemen:

1.	Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Shares in The3rdBevCo, Inc., a New York corporation (the “Company”) indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Unit is $3.00 payable in cash in full upon subscription. Each Unit shall consist of one (1) share of common stock and one half of one one (1/2) warrant to purchase a share of common stock at a price of $4.00 per share. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Units. The undersigned understands that the Units are being offered pursuant to the Offering Circular filed with the Securities and Exchange Commission and its exhibits (the “Offering Circular”). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information provided to the Company along with this Subscription Agreement, is complete and accurate, and presents a true statement of the undersigned’s financial condition.

2.	Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

a.	The undersigned has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

b.	The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto.

c.	The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his investment. The undersigned understands that any projections or other forward-looking statements that were made in the Offering Circular are mere estimates and may not reflect the actual results of the Company’s operations. The undersigned understands that the Use of Proceeds made in the Offering Circular are estimates, are not binding, and are subject to the Company’s discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this offering and from your investment.

d.	The undersigned understands that the Units and the underlying securities are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties, and those of the other purchasers of Units.

e.	The undersigned understands that the Units are being offered pursuant to a broker/dealer registration or an exemption from such registration in the state of ______________. Therefore, undersigned is a resident of the state of ______________ or has otherwise undergone the purchase of the Units in the state of ________________.

f.	The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned’s net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, unless the undersigned is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an “accredited investor.”

g.	The undersigned has no need for any liquidity in his investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Units and a public market for the underly securities may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Units have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

h.	All contacts and contracts between the undersigned and the Company regarding the offer and sale to him of Units have been made within the state indicated below his signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

i.	The undersigned has relied solely upon the Offering Circular and independent investigations made by him or her or his or her representatives and advisors with respect to the Units subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the undersigned or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

j.	The undersigned agrees not to transfer or assign this subscription or any interest therein.

k.	The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

l.	If the undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Units. This Subscription Agreement and all other documents executed in connection with this subscription for Units are valid, binding and enforceable agreements of the undersigned.

m.	The undersigned meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he or she resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor.

n.	Reserved.

3.	Reserved.

4.	Issuer-Directed Offering; No Underwriter. The undersigned understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent.

5.	Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. The undersigned’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of the undersigned’s jurisdiction.

6.	Valuation. The undersigned acknowledges that the price of the Units was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the undersigned’s investment will bear a lower valuation.

7.	Reserved.

8.	Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he, she or it will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Units.

9.	Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the New York and the laws of the United States. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America in the state of New York shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising from this Agreement, arising from the Securities Act of 1933 or arising from the Securities Exchange Act of 1934. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

10.	Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Units as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

The undersigned has (have) executed this Subscription Agreement on this _____ day of ___________, 2020, at ______________.

SUBSCRIBER

_____________________________________
Signature

_____________________________________
(Print Name of Subscriber)

_____________________________________
(Street Address)

_____________________________________
(City, State and Zip Code)

_____________________________________
(Social Security or Tax Identification Number)

Number of Units: ___________________________

Dollar Amount of Units ($3.00 per Unit) $ _______________________

SUBSCRIPTION ACCEPTED:

_____________________________________ DATE: _____________________

The3rdBevCo, Inc.

By: Peter Scalise

Chief Executive Officer

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